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                                                                 EXHIBIT 10.26



                               PROMISSORY NOTE


$60,000                      CHANTILLY, VIRGINIA               AUGUST 08, 1997



For VALUE RECEIVED of $60,000, DIDAX INC. the MAKER, as represented by authorized signatures of Officer below, promises to pay to BRUCE E. EDGINGTON, the HOLDER, the principal sum of SIXTY THOUSAND DOLLARS ($60,000) with interest from date at a rate of 11.5% percent per annum on the balance from time to time remaining unpaid. The said principal and interest shall be payable in lawful money of the United States of America at Chantilly, Virginia or at such place as may hereafter be designated by written notice from the HOLDER to the MAKER hereof, on the date and in the manner following:

UPON DEMAND ON October 08, 1997 or earlier at the Maker's discretion from the proceeds of an Initial Public Offering (IPO). It is understood that repayment is contingent on the successful completion of the IPO.

MAKER'S Address:
DIDAX INC.                                                           (Holder)
4501 Daly Dr., Suite 103                        ---------------------
Chantilly, Va. 20151                                                 (Maker)
                                                ---------------------